EXHIBIT 4.7

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of this 29th day of March, 2001 by and between Concurrent Computer Corporation, a Delaware corporation (the "COMPANY"), Comcast Concurrent Holdings, Inc., a Delaware corporation (the "PROVIDER," and, together with any and all of its permitted assignees of the rights granted hereunder, the "HOLDERS").

     WHEREAS, concurrently with the execution of this Agreement, the Company and Comcast Cable Communications of Pennsylvania, Inc. ("COMCAST") are entering into a video-on-demand purchase agreement (the "VOD PURCHASE AGREEMENT") regarding the purchase and deployment of the Company's video-on-demand equipment and technologies by cable television systems operators controlled by Comcast and its subsidiaries;

     WHEREAS, concurrently with the execution of the this Agreement and the VOD Purchase Agreement, the Provider is receiving a warrant to purchase 50,000 shares of Common Stock of the Company;

     WHEREAS, concurrently with the execution of this Agreement and the VOD Purchase Agreement, the Company and the Provider entered into a Warrant Issuance Agreement (the "WARRANT ISSUANCE AGREEMENT"), pursuant to which the Provider is entitled to receive additional warrants to purchase shares of Common Stock of the Company upon the satisfaction of certain thresholds set forth in the Warrant Issuance Agreement.

     WHEREAS, as an inducement for and a condition to the Provider entering into the Warrant Issuance Agreement and to Comcast entering into the VOD Purchase Agreement, the Company has agreed to enter into this Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, the following terms shall
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have the following respective meanings:

          (a) "AFFILIATE" shall mean any person directly or indirectly controlled by, controlling or under common control with another person, where the term "control," for purposes of this definition, means the power to direct the management of the person in question.

          (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (c) "FORM S-3" shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


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          (d)     "NASD"  shall  mean  the  National  Association  of Securities
Dealers,  Inc.

          (e) The term "PERSON" shall mean any individual, partnership, corporation, business trust, trust, unincorporated association, joint venture or other entity of whatever nature.

          (f) "REGISTRABLE SECURITIES" shall mean (i) the Common Stock issued or issuable upon exercise of the Warrants and (ii) any Common Stock issued as (or issued or issuable upon the conversion, exchange or exercise of any Rights of the Company that are issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Warrants or the Common Stock issued upon exercise of the Warrants. Notwithstanding the foregoing, Registrable Securities shall not include any shares of Common Stock that have been sold (1) to the public pursuant to a registration statement filed under the Securities Act or (2) in reliance on the exemption from registration provided by Rule 144 under the Securities Act or (3) in a private transaction in which the transferor's rights under this Agreement are not assigned.

          (g) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in connection with any registration, qualification or compliance pursuant to the provisions hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and the underwriters (unless otherwise provided for in subsection (k) below), blue sky fees and expenses and the expenses of any audits incident to or required by any such registration.

          (h) "RIGHTS" shall mean any options, warrants, securities, rights or other instruments convertible into or exchangeable or exercisable for, or otherwise giving the holder thereof the right to acquire, with or without consideration, directly or indirectly, any Common Stock or any other such option, warrant, security, right or instrument, including any instrument the value of which is measured by reference to the value of the Common Stock.

          (i) "SEC" shall mean the United States Securities and Exchange Commission.

          (j) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (k) "SELLING EXPENSES" shall mean (i) all underwriting discounts and selling commissions applicable to a sale of Registrable Securities and (ii) if the registration is demanded by the Provider or any other Holder, the fees and expenses of counsel to the underwriters (if applicable).

          (l) The term "UNDERWRITER" shall have the meaning ascribed to such term in Section 2(11) of the Securities Act, including any person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act.

          (m) "WARRANTS" shall mean the Commitment Warrants, the Incentive Warrants and the Cliff Warrants as those terms are defined in the Warrant Issuance Agreement.


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     2.   Registration  Under  the  Securities  Act.

          (a)   Demand Registration.
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               (i)     Subject to the provisions set forth in this Section
2(a)(i), at any time and from time to time, any Holder or Holders may elect, by giving written notice thereof to the Company, to require the Company to use its reasonable best efforts to register all or a portion of the Registrable Securities of such Holder or Holders (each, an "INITIATING HOLDER," and, collectively, the "INITIATING HOLDERS") under the Securities Act; provided, however, that the Company shall be obligated to use its reasonable best efforts to register the Registrable Securities upon such demand only if the number of Registrable Securities to be so registered is at least (A) 65,000 shares (as adjusted for stock splits, stock dividends, combinations, reorganizations, reclassifications and other similar events) or (B) all of the Initiating Holder's shares of Registrable Securities, if such Holder holds fewer than 65,000 shares of Registrable Securities. Promptly following such demand, the Company shall (A) give notice to each other Holder of Registrable Securities of such demand, which notice shall set forth the identity of the Initiating Holders, and (B) use its reasonable best efforts, in accordance with the provisions of Section 3(a), to cause to be declared or become effective under the Securities Act a Form S-3 registration statement providing for the registration of, and the sale in accordance with the intended method or methods of distribution thereof by the Initiating Holders of, the Registrable Securities to be so registered. Any other Holder of Registrable Securities may elect, by giving written notice to such effect to the Company no later than 10 business days after the Company shall have given the notice referred to in clause (A) of the preceding sentence, to have all or a portion of such Holder's Registrable Securities included in such registration, and such Holder shall thereby become an Initiating Holder with respect to such registration for all purposes hereunder. If the Company is not then eligible to use Form S-3, the registration statement shall be filed using such form as may be available for the proposed distribution by the Initiating Holders with which it is least burdensome for the Company to comply. Subject to the provisions in Section 5 and, as set forth in Section 10, the termination of the registration rights granted under this Agreement, the Holders shall be limited to two demands made under this Section 2(a)(i) for an underwritten registration of Registrable Securities and the Company shall not be required to effect any registration (A) within 90 days of the effective date of any registration made under Section 2(a) or Section 2(b) or (B) within 90 days of the date on which any registration has been withdrawn under Section 2(c).

               (ii) If, in connection with a registration of Registrable Securities pursuant to Section 2(a)(i), any managing underwriter shall advise the Initiating Holders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by the Initiating Holders creates a substantial risk that the price per unit that such Initiating Holders will derive from such registration will be materially and adversely affected or that the number of Registrable Securities sought to be registered is too large a number to be reasonably sold, the Company will include in such registration statement such number of Registrable Securities as the Initiating Holders are so advised can reasonably be sold in such offering, or can be sold without such an effect, allocated pro rata and without any priority as between the Initiating Holders, in proportion to the number of Registrable Securities that each Initiating Holder owns or has the right to acquire relative to


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the total number of Registrable Securities that all Initiating Holders own or have the right to acquire.

          (b)  "Piggyback" Registration.
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               (i)     If, at any time, the Company proposes to register any of
its Common Stock, Rights or other equity securities under the Securities Act on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of an offering or sale by or on behalf of the Company of its Common Stock, Rights or other equity securities for its own account (a "PRIMARY OFFERING"), or upon the request or for the account of any holder of its Common Stock, Rights or other equity securities (a "SECONDARY OFFERING"), or for purposes of a combined primary and secondary offering (a "COMBINED OFFERING"), then each such time the Company shall, at least 20 business days prior to the time when any such registration statement is filed with the Commission, give prompt written notice to the Holders of its intention to do so. Such notice shall specify, at a minimum, the number and class of shares, Rights or equity securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such shares, Rights or securities, any proposed managing underwriter or underwriters of such shares, Rights or securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written direction of any Holder or Holders, given within 15 business days following the receipt by such Holder of any such written notice (which direction shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall include in such registration statement any or all of the Registrable Securities then held by such Holder requesting such registration (a "SELLING HOLDER") to the extent necessary to permit the sale or other disposition of such number of Registrable Securities as such Holder has so directed the Company to be so registered. Notwithstanding the foregoing, the Holders shall not have any right under this
Section 2(b)(i) if the registration proposed to be effected by the Company relates solely to shares of Common Stock, Rights or other equity securities which are issuable solely to officers or employees of the Company or any subsidiary thereof pursuant to a bona fide employee stock option, bonus or other employee benefit plan or as direct consideration in connection with a merger, exchange offer or acquisition of a business.

               (ii) If the Company proposes to register shares of Common Stock, Rights or other equity securities for purposes of a primary offering, and any managing underwriter shall advise the Company and the Selling Holders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by such Selling Holders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the number of shares, Rights or securities sought to be registered (including, in addition to the securities sought to be registered by the Company, any securities sought to be included in such registration statement by any other stockholder pursuant to "piggyback" registration rights (a "PIGGYBACK STOCKHOLDER") and those sought to be registered by the Selling Holders) is too large a number to be reasonably sold, then the Company will include in such registration statement such number of shares, Rights or securities as the Company, the Piggyback Stockholders and such Selling Holders are so advised can be sold in such offering without such an effect (the "PRIMARY


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MAXIMUM NUMBER"), as follows and in the following order of priority:  (A) first, such number of shares, Rights or securities as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, and (B) second, if and to the extent that the number of shares, Rights or securities to be registered under clause (A) is less than the Primary Maximum Number, shares, Rights or securities of each Selling Holder and Piggyback Stockholder pro rata, and without any priority as between the Selling Holders and such Piggyback Stockholders, in proportion to the number sought to be registered by each Selling Holder and each such Piggyback Stockholder relative to the number sought to be registered by all the Selling Holders and all such Piggyback Stockholders, which in the aggregate, when added to the number of shares, Rights or securities to be registered under clause (A), equals the Primary Maximum Number.

               (iii) If the Company proposes to register shares of Common Stock or other equity securities for purposes of a secondary offering, upon the request or for the account of any holder thereof pursuant to "demand" registration rights of such holder including, without limitation, the Provider or any other Holder (each a "REQUESTING HOLDER"), and any managing underwriter shall advise the Requesting Holder or Holders and the Selling Holders in writing that, in its opinion, the inclusion in the registration statement of some or all of the shares, Rights or securities sought to be registered by the Requesting Holders and of the Registrable Securities sought to be registered by the Selling Holders creates a substantial risk that the price per unit that such Requesting Holder or Holders and such Selling Holders will derive from such registration will be materially and adversely affected or that the number of shares, Rights or securities sought to be registered (including any securities sought to be registered at the instance of the Requesting Holder or Holders, any securities sought to be included in such Registration Statement by any Piggyback Stockholder and those sought to be registered by the Selling Holders) is too large a number to be reasonably sold, the Company will include in such registration statement such number of shares, Rights or securities as the Requesting Holders and the Selling Holders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the "SECONDARY MAXIMUM NUMBER"), as follows and in the following order of priority: (A) first, such number of shares, Rights or securities as the Requesting Holder shall have requested, and (B) second, if and to the extent that the number of shares, Rights or securities to be registered under clause (A) is less than the Secondary Maximum Number, shares, Rights or securities of each Selling Holder and Piggyback Stockholder pro rata, and without any priority as between the Selling Holders and each such Piggyback Stockholders, in proportion to the number sought to be registered by each Selling Holder and such Piggyback Stockholder relative to the number sought to be registered by all the Selling Holders and all such Piggyback Stockholders, which, in the aggregate, when added to the number of shares, Rights or securities to be registered under clause (A), equals the Secondary Maximum Number.

               (iv) If the Company proposes to register shares of Common Stock, Rights or other equity securities for purposes of a combined offering, and any managing underwriter shall advise the Company, the Requesting Holder or Holders and the Selling Holders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by the Selling Holders and any shares, Rights or securities sought to be registered by Piggyback Stockholders creates a substantial risk that the price per unit the Company and/or the Requesting Holders will derive from such registration will


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be materially and adversely affected, then the Company will include in such registration statement such number of shares, Rights or securities as the Company, the Requesting Holders, the Piggyback Stockholders and the Selling Holders are so advised can be sold in such offering without such an effect (the "COMBINED MAXIMUM NUMBER"), as follows and in the following order of priority:
(A) first, such number of shares, Rights or securities as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, and any shares, Rights or securities sought to be registered by any Requesting Holders, (B) second, if and to the extent that the number of shares, Rights or securities to be registered under clause (A) is less than the Combined Maximum Number, shares, Rights or securities of each Selling Holder and Piggyback Stockholder pro rata, and without any priority as between the Selling Holders and each such Piggyback Stockholders, in proportion to the number sought to be registered by each Selling Holder and each such Piggyback Stockholder relative to the number sought to be registered by all the Requesting Holders and Selling Holders, which, in the aggregate, when added to the number of shares, Rights or securities to be registered under clause (A), equals the Combined Maximum Number.

          (c)  Withdrawals.  Any Holder having notified or directed the Company
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to include any or all of such Holder's Registrable Securities in a registration statement pursuant to Section 2(a) or 2(b) hereof shall have the right to withdraw such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least five business days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such withdrawn Registrable Securities are not included in the applicable registration and not sold pursuant thereto, and such withdrawn Registrable Securities shall continue to be Registrable Securities in accordance herewith. No such withdrawal shall affect the obligations of the Company with respect to Registrable Securities not so withdrawn; provided, however, that in the case of a registration pursuant to
Section 2(a) if such withdrawal shall reduce the total number of Registrable Securities to be so registered to less than 65,000 shares (as adjusted for stock splits, stock dividends, combinations, reorganizations, reclassifications and other similar events), then the Company shall, prior to the filing or effectiveness, as appropriate, of such registration statement, give each Holder of Registrable Securities so to be registered notice, referring to this Agreement, of such fact and, within 10 business days following the giving of such notice, either the Company or the Holders of a majority of such Registrable Securities may, by written notice to each Holder of such Registrable Securities and the Company, as the case may be, elect that such registration statement not be filed or, if it has theretofore been filed, that it be withdrawn. During such 10 business day period, the Company shall not file such registration statement or, if it has theretofore been filed, shall use its reasonable best efforts not to permit it to become effective. In the event of any election contemplated by the proviso to the next preceding sentence, no registration statement with respect to Registrable Securities shall thereafter be filed with the SEC without compliance with all of the procedures set forth in Section 2(a) hereof.

     3.   REGISTRATION PROCEDURES
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          (a)  Company Obligations.  In connection with the Company's
               -------------------
obligations with respect to any registration of Registrable Securities pursuant to Section 2 hereof, the


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Company shall use its reasonable best efforts to effect or cause such registration to permit the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof described in the registration statement relating thereto and to maintain the effectiveness of such registration statement for the period from the date of effectiveness (the "EFFECTIVE DATE") of such registration statement until the earlier of (x) 180 days after the Effective Date and (y) the date on which the disposition of all of the Registrable Securities covered by such registration statement is completed (such period, the "REGISTRATION PERIOD"). In connection therewith, the Company shall, as soon as reasonably possible:

               (i) prepare and file with the SEC a registration statement on Form S-3, or such other form as may be utilized by the Company and as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders thereof, and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably possible thereafter;

               (ii) (A) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective during the Registration Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Registrable Securities by the Holders, and (B) furnish to the Holders of Registrable Securities registered thereby and the underwriters, if any, thereof and the sales or placement agent, if any, therefor copies of any such supplement or amendment prior to its being used and/or filed with the SEC;

               (iii) comply in all material respects with the provisions of the Securities Act applicable to the Company with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended method or methods of disposition by the Holders thereof;

               (iv) provide (A) any Holder registering more than 10% of the Registrable Securities to be registered, (B) the underwriters, if any, thereof,
(C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent, and (E) counsel for the Holders thereof the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each supplement or amendment thereto;

               (v) furnish to each of the parties referred to in Section 3(a)(iv) and to each other Holder of Registrable Securities to be registered in such registration statement (A) such number of copies (including manually executed and conformed copies) of such registration statement and of each amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (B) such number of copies of the prospectus used in connection with such registration statement (including each preliminary prospectus, any summary prospectus and the final prospectus and including prospectus supplements), and (C) such number of copies of other documents, if any, incorporated by reference in such registration statement or prospectus, in each case as each respective party may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by any such Holder,


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offered or sold by such agent, or underwritten by such underwriter, and to permit each Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including each preliminary prospectus, any summary prospectus and the final prospectus) and any amendment or supplement thereto by each Holder and by any such agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including each preliminary prospectus, any summary prospectus and the final prospectus) or any supplement or amendment thereto;

               (vi) promptly notify the Holders of Registrable Securities registered thereby, the managing underwriter or underwriters, if any, thereof and the sales or placement agent, if any, therefor and, if requested by any such party, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the SEC and when the registration statement or any post-effective amendment thereto has been filed with and declared effective by the SEC, (B) of the issuance by the SEC of any stop order or the coming to its knowledge of the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (D) of the occurrence of any event that requires the making of any changes to the registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to the parties referred to in Section 3(a)(v), upon request, a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and
(E) of the Company's determination that the filing of a post-effective amendment to the registration statement shall be necessary or appropriate; and, upon the receipt of any notice from the Company of the occurrence of any event of the kind described in this Section 3(a)(vi)(B), (C) (but only with respect to the jurisdiction suspending qualification), (D) or (E), (1) the Holders, underwriters and agents shall forthwith discontinue any offer and disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities and, if so directed by the Company, shall deliver to the Company all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities that are then in the Holders', underwriters' and agents' possession or control, and (2) the Company shall, as promptly as practicable thereafter (subject, in the case of Section 3(a)(vi)(D), to the provisions of Section 5), take such action as shall be necessary to remedy such event to permit the Holders (and the underwriters and agents, if any) to continue to offer and dispose of the Registrable Securities, including, without limitation, preparing and filing with the SEC and furnishing to the parties referred to in Section 3(a)(v) a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make


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the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vii) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under and to the extent required by such other securities or state blue sky laws of such jurisdictions as any Holder, underwriter or sales or placement agent shall request, and do any and all other acts and things that may be necessary under such securities or blue sky laws to enable the Holders, underwriters and agents to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or submit to liability for state or local taxes where it would not otherwise be liable for such taxes;

               (viii) for a reasonable period prior to the filing of such registration statement, and throughout the Registration Period, make available for inspection by the parties referred to in Section 3(a)(iv), subject to execution and delivery of a confidentiality agreement in customary form in favor of the Company by the Holders seeking to exercise such inspection rights, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 3(a)(iv), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

               (ix) if requested by any managing underwriter or underwriters, any placement or sales agent or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the SEC and as such managing underwriter or underwriters, such agent or such Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold by the Holders or agent or to any underwriters, the name and description of the Holders, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by the Holders or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (x) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, that may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Registrable Securities;

               (xi) furnish to the Holders or the managing underwriters, if any, on a timely basis and at the Company's expense, certificates free of any restrictive legends representing ownership of the Registrable Securities being sold in such denominations and


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registered in such names as the Holders or managing underwriters shall request, and notify the transfer agent of the Company's securities that it may effect transfers of the Registrable Securities upon notification from each respective Holder that it has complied with this Agreement and the prospectus delivery requirements of the Securities Act;

               (xii) enter into one or more underwriting agreements, engagement letters, agency agreements, "best efforts" underwriting agreements or similar agreements, as appropriate, and take such other actions in connection therewith as the Holders shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities so registered;

               (xiii) (A) make such representations and warranties to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an underwritten or a non-underwritten offering, as the case may be, of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (B) if any portion of the offering contemplated by the registration statement is an underwritten offering, use its reasonable best efforts to obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, and as the Holders may reasonably request, addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, and dated the Effective Date (and if such registration statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto); (C) if any portion of the offering contemplated by the registration statement is an underwritten offering, use its reasonable best efforts to obtain a "comfort" letter or letters from the independent certified public accountants of the Company addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, dated (1) the Effective Date, (2) the effective date of each prospectus supplement, if any, to the prospectus included in such registration statement or post-effective amendment to such registration statement that includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus and (3) if such registration statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement that includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) of this Section 3(a)(xiii) and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

               (xiv) If (A) any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the NASD) thereof, whether as a Holder of Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, or (B) more than 10% of the net offering proceeds, not including underwriting compensation, of such distribution is intended to be paid to any such broker-dealer or "associated or affiliated persons" of such broker-dealer or "members of the immediate family of such persons" (each within the meaning of such Rules), the Company shall take reasonable steps to assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (1) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent, to recommend the price of such Registrable Securities, (2) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (3) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD;

               (xv) comply with all applicable rules and regulations of the SEC, and make generally available to its securityholders, as soon as practicable but in any event not later than 18 months after the Effective Date, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and

               (xvi) use its reasonable best efforts to list prior to the Effective Date, subject to notice of issuance, the Registrable Securities covered by such registration statement, to the extent they are not already so listed, on the Nasdaq National Market System or such other securities exchange or quotation system on which the Common Stock is then listed or quoted.

          (b)  Holders' Obligations.
               --------------------

               (i) It shall be a condition precedent to the Company's obligations under Section 2 hereof that each of the Holders included in any registration hereunder furnish to the Company in writing such information regarding that Holder and the distribution of the Registrable Securities proposed by that Holder as the Company may reasonably request to complete or amend the information required by the registration statement to be filed by the Company pursuant to Section 3(a).

               (ii) The Holders included in any registration hereunder shall, and shall cause the underwriters, if any, thereof and the sales or placement agents, if any, therefor to, (A) offer to sell or otherwise distribute the Registrable Securities in reliance upon a registration contemplated by this Agreement only after a registration statement shall have been filed with the SEC, (B) sell or otherwise distribute the Registrable Securities in reliance upon such registration only if a registration statement is then effective under the Securities Act, (C) comply with the provisions of Section 3(a)(vi)(1) hereof, (D) distribute the Registrable Securities only in accordance with the manner of distribution contemplated by the prospectus and (E) report to the Company distributions made by the Holders, the underwriters or the agents of Registrable Securities pursuant to the prospectus.

               (iii) The Holders of Registrable Securities included in any registration hereunder, and the underwriters, if any, thereof and the sales or placement agents, if any, therefor, shall not, during the Registration Period,
(A) effect any stabilization transactions or engage in any stabilization activity in connection with the Common Stock or other equity securities of the Company in contravention of Regulation M under the Exchange Act, or (B) permit any "Affiliated Purchaser" (as that term is defined in Regulation M under the Exchange Act) to bid for or purchase for any account in which any such Holder has a beneficial interest, or attempt to induce any other Person to purchase, any shares of Common Stock or other equity securities in contravention of Regulation M under the Exchange Act.

     4.   REGISTRATION EXPENSES.  The Company shall bear and pay or cause to be
          ---------------------
paid promptly upon request being made therefor all Registration Expenses; provided that the Company shall not be obligated to pay the costs related to the preparation of any audited financial statements included in any registration statement required to be prepared and filed by it pursuant to the terms hereof as of any date other than June 30 (or the end of any fiscal year, if other than June 30) or for any audited financial statements for a period of less than twelve months or ending on any date other than June 30 (or the end of its fiscal year, if other than June 30), unless such audited financial statements are prepared in conjunction with a primary offering by the Company. The Holders of the Registrable Securities so registered shall bear and pay or cause to be paid promptly upon request being made therefor all Selling Expenses, allocated pro rata on the basis of the number of Registered Securities so registered by each Holder.

     5.   INFORMATION BLACKOUT.
          --------------------

          (a) In the event that, following any demand pursuant to Section 2(a)(i) hereof but prior to the filing of a registration statement in respect of such demand, (i) the Company, after consultation with outside counsel, determines reasonably and in good faith that the sale of Registrable Securities pursuant to a registration statement filed hereunder would require disclosure of non-public material information, the disclosure of which at such time could reasonably be expected to have a material adverse effect on the business or affairs of the Company or a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any extraordinary engagement or activity by the Company, including, without limitation, any material acquisition of assets or any merger, consolidation, tender offer or similar transaction, and (ii) the Company gives the Initiating Holders written notice of such determination (which notice shall include a copy of the resolutions of the Board of Directors of the Company reflecting such determination), the Company shall, notwithstanding the provisions of Section 2(a)(i) hereof, be entitled to postpone for up to 60 days the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2(a)(i) hereof (the number of days of any such postponement is hereinafter called a "REGISTRATION POSTPONEMENT PERIOD").

          (b) At any time when a registration statement covering Registrable Securities is effective, upon written notice from the Company to the Holders of Registrable Securities included in such registration statement, and the underwriters, if any, thereof and the sales or placement agents, if any, therefor, that the Company, after consultation with outside counsel, has determined reasonably and in good faith that the sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information, the disclosure of which at such time could reasonably be expected to have a material adverse effect on the business or affairs of the Company or a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any extraordinary engagement or activity by the Company, including, without limitation, any material acquisition of assets or any merger, consolidation, tender offer or similar transaction, such Holders, underwriters and agents shall suspend sales of the Registrable Securities pursuant to the registration statement until the earlier of (i) 60 days after the Company notifies the Holders, underwriters and agents of such good faith determination, or (ii) such time as the Company notifies the Holders, underwriters and agents that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to the registration statement may otherwise be resumed (the number of days from such suspension of sales by the Holders until the day when such sales may be resumed hereunder is hereinafter called a "SALES BLACKOUT PERIOD").

          (c) No Registration Postponement Period or Sales Blackout Period shall be commenced by the Company within 90 days after the end of a Registration Postponement Period or Sales Blackout Period, and the Company shall not be permitted to commence more than two Registration Postponement Periods or Sales Blackout Periods, collectively, in any 12 month period.

          (d) No Registration Postponement Period or Sales Blackout Period shall preclude any sales of Registrable Securities that the Holder thereof may effect in compliance with Rule 144 without registration of such Registrable Securities under the Securities Act; provided that the Holder otherwise conforms with the requirements under the Securities Act and the Exchange Act.

     6.   INDEMNIFICATION.
          ---------------

          (a)  Indemnification by the Company.  Upon the registration of any
               ------------------------------
Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless the Holders, their respective officers, directors, members and partners, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act ("HOLDER INDEMNITEES"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any violation or alleged violation by the Company of the Securities Act, any blue sky laws or securities laws of any state or county in which the Registrable Securities are offered, and relating to action taken or action or inaction required of the Company in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of the Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall not be liable to any Holder Indemnitee in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been (i) made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Holder Indemnitee for inclusion in such registration statement (or in any preliminary or final prospectus included therein), or any amendment thereof or supplement thereto, or (ii) made in any preliminary prospectus and the final prospectus shall have corrected such statement or omission and a copy of such final prospectus shall have been delivered to the Holder Indemnitee prior to the time such final prospectus is required to be delivered by such Holder Indemnitee under applicable law. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Holder Indemnitee.

          (b)  Indemnification by the Holder and Any Underwriters.  The Company
               --------------------------------------------------
may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2 hereof and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking from the Holder thereof and from each underwriter named in such underwriting agreement, severally and not jointly, to indemnify and hold harmless the Company and all other Holders, if any, of Registrable Securities selling under the same registration statement, their respective officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (the "COMPANY INDEMNITEES"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any violation or alleged violation by the Holder or underwriters of the Securities Act, any blue sky laws or securities laws of any state or country in which the Registrable Securities are offered, and relating to action taken or action or inaction required of the Holder or underwriters in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of the Registrable Securities or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case (i) only to the extent that such untrue statement is contained in, or such fact is omitted from, information furnished to the Company in writing by or on behalf of the Holder for inclusion in the registration statement (or in any preliminary or final prospectus included therein), and (ii) if such statement or omission is incorporated by the Company in any preliminary prospectus, only to the extent that such statement or omission shall not have been corrected in writing by or on behalf of the Holder prior to the time the final prospectus is required to be delivered by the Company under applicable law. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnitee. The foregoing indemnity is in addition to any liability that the Holder and underwriters may otherwise have to any Company Indemnitee.

          (c)  Indemnification Procedures.  In case any proceeding (including
               --------------------------
any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. No indemnification provided for in subsection (a) or (b) shall be available to any person who shall fail to give notice as provided in this subsection (c) if the indemnifying party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability that it or they may have to the indemnified party for indemnification pursuant to subsection (a) or
(b) to the extent it was not materially prejudiced. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel, in the written opinion of such counsel, would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party does not promptly defend the indemnified party. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties (in addition to local counsel if required). Such firm shall be designated in writing by the Holder in the case of Holder Indemnitees and by the Company in the case of Company Indemnitees. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The obligations of the Company and the Holders and underwriters under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2 hereof.

          (d)  Limitations on Indemnity.
               ------------------------

               (i) The indemnity provided for hereunder shall not inure to the benefit of any indemnified party to the extent that the claim is based on such indemnified party's failure to comply with the applicable prospectus delivery requirements of the Securities Act as then applicable to the person asserting the loss, claim, damage or liability for which indemnity is sought.

               (ii) In no event shall the liability of any Holder or underwriter under this Section 6, whether for indemnification or contribution, exceed the net proceeds received by the Holder or underwriter from the sale of Registrable Securities pursuant to the registration effected pursuant to Section 2 hereof.

          (e)  Contribution.  If the indemnification provided for in this
               ------------
Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any claims, liabilities, losses, damages, expenses or judgments referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such claim, liability, loss, damage, expense or judgment in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the circumstances that resulted in such claim, liability, loss, damage, expense or judgment, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation that does not take into account the equitable consideration referred to in this paragraph (e).

     7.   DESIGNATION OF MANAGING UNDERWRITER(S).
          --------------------------------------

          (a)  Demand Registration.  If any of the Registrable Securities
               -------------------
covered by any registration statement filed pursuant to Section 2(a) hereof are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be a nationally recognized investment banking firm designated by the Initiating Holders, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

          (b)  Company Registration.  If any of the Registrable Securities
               --------------------
covered by any registration statement filed pursuant to Section 2(b) hereof are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the Company, and no Holder of Registrable Securities so to be offered shall be entitled to participate therein unless such Holder agrees to sell its Registrable Securities pursuant to the terms of the underwriting arrangement as agreed upon between the Company and the designated managing underwriter or underwriters, and to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

     8.   RULE 144.  With a view to making available to the Holders the benefits
          --------
of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration, in addition to the foregoing provisions of this Agreement, the Company shall:

          (a) make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144;

          (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder upon written request (A) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents of the Company as such Holder may reasonably request and as is publicly available to enable such Holder to avail itself of any rule or regulation of the SEC that permits the selling of any such securities without registration;

provided that nothing in this Section 8 shall require the Company to take any action that would subject the Company to the requirements of the Exchange Act if at such time the Company is not subject to the requirement of the Exchange Act.

     9.   ASSIGNMENT OF REGISTRATION RIGHTS.  The rights to cause the Company to
          ---------------------------------
use its reasonable best efforts to register Registrable Securities pursuant to
Section 2 hereof may not be assigned, in whole or in part, by a Holder to a transferee or assignee of Registrable Securities (or Rights or other securities upon the conversion, exchange or exercise of which Registrable Securities are issuable) without the prior written consent of the Company (which consent will not be unreasonably withheld), except that a Holder may assign its rights to cause the Company to use its reasonable best efforts to register Registrable Securities pursuant to Section 2 hereof (a) to an Affiliate of such Holder or
(b) to a person that holds least 65,000 shares (as adjusted for stock splits, stock dividends, combinations, reorganizations, reclassifications and other similar events) of Registrable Securities (or Rights or other securities upon the conversion, exchange or exercise of which Registrable Securities are issuable) following the transfer or assignment; provided, however, that (i) the transferor furnishes to the Company prior to such transfer written notice of the name and address of such assignee or transferee and the securities with respect to which such registration rights are being assigned or transferred and such other information as the Company may reasonably request and (ii) the transferee agrees in writing reasonably acceptable to the Company concurrently with such assignment or transfer to be subject to all restrictions set forth in this Agreement with respect to the rights assigned or transferred to such transferee. Notwithstanding the foregoing, (x) no assignment or transfer of the rights to cause the Company to use its reasonable best efforts to register Registrable Securities pursuant to Section 2 hereof in accordance with this
Section 9 shall relieve the transferor of responsibility for any of its obligations hereunder and (y) the rights to cause the Company to use reasonable best efforts to register Registrable Securities pursuant to Section 2.1 may not be assigned by a Holder to SeaChange International, Inc, nCUBE Corporation or Diva Systems Corporation, unless with respect to provision (y) of this Section 9, such corporation is: (A) an Affiliate of such Holder, (B) the purchaser of substantially all of the assets of such Holder or an Affiliate of such Holder,
(C) the purchaser of all or substantially all of the assets of a division or line of business of such Holder or an Affiliate of such Holder, or (D) in the case of a consolidation or merger in which such Holder is not the surviving entity, to the surviving entity of such consolidation or merger. Any attempted assignment or transfer by a Holder of any rights to cause the Company to use its reasonable best efforts to register Registrable Securities pursuant to Section 2 hereof in violation of this Section 9 shall be null and void.

     10.  TERMINATION OF REGISTRATION RIGHTS.  A Holder's registration rights
          ----------------------------------
provided hereunder with respect to any Registrable Securities shall terminate upon the earlier of (a) the second anniversary of the date on which the shares of Common Stock that are the subject of such Registrable Securities are actually issued to such Holder or (b) the date on which all Registrable Securities issued or issuable to such Holder on the basis of a cash exercise price may be sold in accordance with the provisions of Rule 144(k) under the Securities Act.

     11.  NO INCONSISTENT AGREEMENTS.  The Company shall not (a) grant
          --------------------------
registration rights with respect to any shares of Common Stock, Rights or other equity securities that would be inconsistent with the terms contained in this Agreement, or (b) enter into or become bound by, or permit any subsidiary of the Company to enter into or become bound by, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that would prohibit, be violated by, conflict with or provide that a default would arise from, the compliance by the Company with any of the provisions of this Agreement or the consummation of the transactions herein contemplated, except for any such prohibitions, violations, conflicts or defaults that, individually and in the aggregate, would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole and would not impair, delay or restrict the exercise by the Holders of their rights hereunder. The Company represents and warrants that it is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to (i) any person that would prohibit, be violated by, conflict with or provide that a default would arise from, the compliance by the Company with any of the provisions herein or consummation of any of the transactions contemplated hereby, or (ii) any customer of the Company other than Comcast and its Affiliates.


     12.  MISCELLANEOUS.
          -------------

          (a)  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

          (b)  Specific Enforcement; Venue.  The parties hereto acknowledge and
               ---------------------------
agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce this Agreement and the terms and provisions hereof specifically against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity. Any action or proceeding seeking to enforce any provision of, or based on any rights arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          (c)  Survival.  The respective indemnitees, agreements,
               --------
representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall survive delivery of and payment for the Shares, Additional Shares (if any) and Investment Warrant pursuant to the Amended and Restated Purchase Agreement, the delivery of the Incentive Warrants pursuant to the Service Agreement, the delivery of the shares of Common Stock issuable upon exercise of the Warrants and the transfer and registration of Registrable Securities by any Holder.

          (d)  Successors and Assigns.  The rights and obligations set forth
               ----------------------
herein may not be assigned or delegated, in whole or in part, by the Company or the Holders without the prior written consent of the other party, except that the Holders may assign, in whole or in part, any of its rights and delegate its obligations hereunder in accordance with the provisions of Section 9 hereof without obtaining the prior written consent of the Company. Any attempted assignment by a party of any of its rights or obligations hereunder in violation of this Section 13(d) shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          (e)  Entire Agreement; Amendment.  Except as expressly provided to the
               ---------------------------
contrary in any separate agreement, this Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          (f)  Notices.  All notices, requests, demands or other communications
               -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (A) on the date of delivery if personally delivered by hand, (B) upon the third day after such notice is (1) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (2) sent by a nationally recognized overnight express courier, or (C) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

               (i)       if to the Company, to it at:

                         Concurrent Computer Corporation
                         4375 RiverGreen Parkway
                         Duluth, GA  30096
                         Facsimile Number:  (678) 258-4314
                         Attention: Steve Norton

                         with a copy to:

                         King & Spalding
                         191 Peachtree Street
                         Atlanta, GA  30303
                         Tel:  (404) 572-4600
                         Fax:  (404) 572-5100
                         Attention:  John D. Capers, Jr.

               (ii)      if to the Provider or any Holder, to it at:

                         c/o Comcast Corporation
                         1500 Market Street
                         Philadelphia, PA  19102-2148
                         Attention:  General Counsel
                         Facsimile Number:  (215) 981-7794

                         with a copy to:

                         Howard A. Blum, Esq.
                         Drinker Biddle & Reath LLP
                         One Logan Square
                         18th and Cherry Streets
                         Philadelphia, PA  19103-6996
                         Facsimile Number:  (215) 988-2757



               (iii) if to any other Holder, to it at such address as is provided to the Company in the written notice described in Section 9;

or to such other address or facsimile number as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address or facsimile number shall be effective only upon receipt.

          (g)  Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any person hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any person hereunder of any breach or default under this Agreement, or any waiver on the part of any such person of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise shall be cumulative and not alternative.

          (h)  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (i)  Counterparts.  This Agreement may be executed in two or more
               ------------
partially or fully executed counterparts and by facsimile signatures, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of the signature page to this Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

          (j)  Further Assurances.  Each of the Company and the Holders shall
               ------------------
use its reasonable efforts at any time and from time to time to execute and deliver to the other such further documents and instruments and to take all such further actions as the other may reasonably request in order to consummate the transactions contemplated hereby.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first above written.



                              CONCURRENT COMPUTER CORPORATION



                              By:  /s/  Steven R. Norton
                                 ---------------------------------

                              Name:  Steven R. Norton
                                   -------------------------------

                              Title:  EVP and CFO
                                    ------------------------------


                              COMCAST CONCURRENT HOLDINGS, INC.


                              By:  /s/  Rosemarie S. Peta
                                 ---------------------------------

                              Name:  Rosemarie S. Peta
                                   -------------------------------

                              Title:  Vice President
                                    ------------------------------




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]